Exhibit 10.19.6

(Space above reserved for Recorder of Deeds certification)

Title of Document:	Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents

Date of Document:	October 29, 2002

Grantor:	The Doe Run Resources Corporation

Grantee:	Regiment Capital Advisors, L.L.C.

Grantee’s Mailing Address:	Regiment Capital Advisors, L.L.C.
70 Federal Street
Boston, MA 02110
Attn: Timothy Peterson

Legal Description:	See Exhibit A attached hereto

Reference Book and Page:

TABLE OF CONTENTS

ARTICLE 1. REPRESENTATIONS, WARRANTIES AND COVENANTS
1.1	Performance of Credit Documents
1.2	General Representations, Warranties and Covenants
1.3	Representations, Warranties and Covenants with Respect to Master Leases
1.4	Compliance with Laws
1.5	Taxes and Other Charges
1.6	Condemnation
1.7	Care of Mortgaged Property
1.8	Environmental Matters
1.9	Further Assurances
1.10	Security Agreements and Financing Statements
1.11	After-Acquired Mortgaged Property
1.12	Expenses
1.13	Transfer or Further Encumbrance of the Mortgaged Property
1.14	Assignment of Rents and Leases
ARTICLE 2. EVENTS OF DEFAULT
ARTICLE 3. REMEDIES
3.1	Acceleration
3.2	Termination of License and/or Entry on Mortgaged Property
3.3	Foreclosure, Sale and Other Remedies
3.4	Remedies Cumulative, Concurrent and Nonexclusive
3.5	No Conditions Precedent to Exercise of Remedies
3.6	Release of and Resort to Collateral
3.7	Waiver of Appraisement, Valuation, etc
3.8	Discontinuance of Proceedings
3.9	Application of Proceeds
3.10	Leases
3.11	Purchase by Beneficiary
3.12	Grantor as Tenant Holding Over
3.13	Suits to Protect the Mortgaged Property
3.14	Proofs of Claim
ARTICLE 4. MISCELLANEOUS
4.1	Survival of Obligations
4.2	Notices
4.3	No Waiver
4.4	Covenants Running with the Land
4.5	Successors and Assigns
4.6	Severability
4.7	Substitute Trustee
4.8	Business Loans
4.9	Usury
4.10	Future Advances Secured Hereby
4.11	Waiver of Jury Trial

4.12	Assignment
4.13	Counterparts
4.14	Applicable Law
4.15	Subrogation
4.16	Conflicts: Credit Documents or Master Leases
4.17	Headings
4.18	No Joint Venture
4.19	Intercreditor Agreement
4.20	Concerning Beneficiary

EXHIBITS

Exhibit A	-	Property Descriptions

Exhibit B	-	Permitted Encumbrances

ii

DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING
AND ASSIGNMENT OF LEASES AND RENTS

                THIS DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING AND ASSIGNMENT OF LEASES AND RENTS (the “Deed of Trust”) made and entered into as of October 29, 2002, by and among THE DOE RUN RESOURCES CORPORATION, a New York corporation (the “Grantor”), with an address of 1801 Park 270 Drive, St. Louis, Missouri 63146 and LISA M. HAINES (the “Trustee”), with an address of Polsinelli, Shalton & White, 700 West 47th Street, Suite 1000, Kansas City, Missouri 64112, for the benefit of REGIMENT CAPITAL ADVISORS, L.L.C., a Delaware limited liability company with an address of 70 Federal Street, Boston, Massachusetts 02110, as beneficiary, assignee and secured party (the “Beneficiary”) as Agent for the lenders (the “Lenders”) from time to time party to the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement of even date herewith by and among Grantor, the Lenders and Agent (as the same now exists or may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”; capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement), the Lenders have agreed (i) on or about the date hereof, to provide to the Grantor term loans in the aggregate principal amount of $15,500,000, and (ii) in each Lender’s sole and absolute discretion, to from time to time provide Grantor with Discretionary Credits in an aggregate principal amount not to exceed $20,000,000.

WHEREAS, in order to induce Lenders to enter into the Credit Agreement and other Credit Documents, Grantor has agreed to and by these presents does hereby execute this Deed of Trust and hereby subjects the Mortgaged Property (as hereinafter defined) to the lien of this Deed of Trust;

WHEREAS, subject to earlier termination pursuant to the Credit Documents, the Notes (as hereinafter defined) have a maturity date of October 29, 2005;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and also in consideration of the notespurchase mentioned above, Grantor does hereby irrevocably GRANT, BARGAIN, SELL, ALIEN, REMISE, RELEASE, CONVEY, ASSIGN AND CONFIRM unto Trustee, her successors and assigns, with power of sale, all of Grantor’s estate, right, title and interest in, to and under, and grants a security interest in and lien upon, any and all of the following described property:

A.            the real property or interests therein described in Exhibit A, attached hereto and made a part hereof (hereinafter collectively referred to as the “Land”);

B.            the leasehold estate and all other claims, rights, title, interest, privileges and options of Grantor under and pursuant to the mineral claims, millsites, mineral reservations, licenses, special uses, preference right leases, acquired land mineral leases, development contracts, prospecting permits and applications, other leaseholds, easements, rights of way and contract rights described in Exhibit A (as from time to time amended, modified, supplemented, extended, renewed or restated, individually and collectively, the “Master Leases”), including, without limitation, all rights to possession, use or to mine or prospect and the rights to give consents, modify, amend, extend, renew, terminate or purchase, and all other present or future rights (including, without limitation, all rights to purchase) of Grantor as lessee, permittee, grantee or the like under all lease or other arrangements, whether written or oral, affecting any real property or minerals in the County in which the Land is located (collectively referred to as the “Interests”);

C.            all metals and minerals which are on, in, under, upon, produced from or to be produced from the Land and/or the Interests, including, without limiting the generality of the foregoing, lead, zinc, copper, nickel, sulfur, silver, sulfur dioxide, copper sulfide, sulfuric acid, coke, sodium sulfate and any by-products resulting from the processing of the foregoing;

D.            any and all buildings, covered garages, utility sheds, workrooms, air conditioning towers, open parking areas, structures, ways, woods, waters, water courses, easements, rights of way (public or private), and other improvements, and any and all additions, alterations, betterments or appurtenances thereto, and all privileges and other rights appurtenant thereto, now or at any time hereafter situated, placed or constructed upon the Land or relating to the Interests, or any part thereof, including, without limitation, all streets, roads and public places used in connection with the Land, the Interests or any part thereof (collectively referred to as the “Improvements”);

E.             all materials, supplies, machinery, equipment, apparatus, appliances and other items now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in, placed on, or used in connection with (temporarily or permanently), any of the Land, Interests or the Improvements, including, but not limited to, any and all partitions, dynamos, storm doors, window screens and shades, drapes, rugs and other floor coverings, awnings, motors, engines, boilers, furnaces, pipes, plumbing, cleaning, dust, garbage and refuse removers, vermin and insect exclusion devices, drainage, call and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, heating, ventilating, plumbing, laundry, incinerating, air conditioning and air cooling equipment and systems, gas and electric machinery, air compressors, transformers, welders, drills, presses, cranes, hoists, scrubbing units, fuel and storage tanks, appurtenances, furniture, furnishings, dishwashers, refrigerators and ranges, elevators, water, gas, electricity, storm and sanitary sewer facilities and all other utilities, whether or not situated in easements, and all other personal property, together with all accessions, replacements, betterments, substitutions and changes for any of the foregoing and the proceeds thereof (collectively referred to as the “Fixtures”);

F.             any and all present and future leases, subleases, licenses, concessions or other agreements (written or verbal, now or hereafter in effect) which grant a possessory or ownership interest in and to, or the right to use, occupy or lease, all or any part of the Land, Interests, Improvements or Fixtures, and all other present and future agreements, such as engineers’ contracts, utility contracts, maintenance agreements and service contracts (including all of Grantor’s rights, if any, under any contracts for the sale of any of the Land, Interests, Improvements or Fixtures), which in any way relate to the use, occupancy, leasing, operation, maintenance, enjoyment or ownership of all or any portion of the Land, Interests, Improvements or Fixtures (collectively referred to as the “Leases”);

G.            all of the rents, issues, revenues, income, royalties, bonuses, rights, proceeds, profits, security and other types of deposits and other benefits paid or payable, due or accruing, by parties to the Leases other than Grantor (collectively referred to as the “Rents”);

H.            licenses, permits, approvals or other authorizations (federal, state and local) used or useful in connection with or in any way relating to the Land, Interests, Improvements, or the operation of Grantor’s business, if and only to the extent that Grantor may legally assign the same hereunder;

I.              all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages, and appurtenances in any way pertaining to, and all right, title and interest, if any, of Grantor, in and to any streets, ways, alleys, strips or gores of land adjoining the Land or the Interests or any part thereof;

J.             all betterments, improvements, additions, alterations, appurtenances, substitutions, replacements and revisions pertaining to the items set forth in Paragraphs A through G and I above, and all reversions and remainders therein;

K.            all of Grantor’s right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Interests, Improvements or Fixtures or any portion thereof, including, but not limited to, those for any vacation of, or change of grade in, any streets affecting the Land, Interests, Improvements or Fixtures, those for municipal utility district or other utility costs incurred or deposits made in connection with the Land and insurance proceeds in connection therewith;

L.             All general intangibles and contract rights relating to the Mortgaged Property and all reserves, deferred payments, deposits, refunds and claims of every kind relating thereto;

M.           the abstract of title covering the Land, all insurance policies covering the Mortgaged Property or any portion thereof and all blueprints, plans, maps, documents, books and records relating to the Mortgaged Property; and

N.            all proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property into cash or liquidated claims.

The items set forth in Paragraphs A through N above are sometimes hereinafter separately referred to as the “Mortgaged Property” and this Deed of Trust is a security agreement with respect to the Mortgaged Property; and to the extent that the Mortgaged Property consists of goods which are, or are to become, fixtures, this Deed of Trust is recorded as a fixture filing, with Grantor as the debtor and Beneficiary as the secured party.

Grantor makes the foregoing grant to Trustee to hold the Mortgaged Property in trust for the benefit of Beneficiary and for the purposes and upon the terms and conditions hereinafter set forth.

TO HAVE AND TO HOLD the same, together with all the privileges and the appurtenances thereunto belonging: in trust nevertheless, in case of default by Grantor hereunder, then upon notice and demand in writing filed with Trustee to the extent provided herein, or required by law, to foreclose this Deed of Trust, and to sell and dispose of the Mortgaged Property (or any part thereof as may be designated in the notice of such sale) and the right, title and interest of Grantor therein in the matter as then may be provided by law and to issue, execute, and deliver the Trustee’s certificate of purchase, trustee’s deed or certificate of redemption, all as then may be provided by law. Trustee shall, out of the proceeds or avails of such sale, after first paying and retaining all fees, charges, the cost of making such sale and advertising the Mortgaged Property, and attorneys’ fees and legal expenses as herein provided, pay to Beneficiary the amount of the Obligations (as hereinafter defined), including all monies advanced by Beneficiary for any purpose authorized herein or by law with interest thereon at the default rate provided for in the Credit Documents, rendering the surplus, if any, as provided by applicable law. The sale or sales and such deed or deeds so made shall be a perpetual bar, both in law and equity, against Grantor and all other persons claiming the Mortgaged Property or any part thereof, by, from, through or under Grantor. The legal holder of the Obligations may purchase the Mortgaged Property or any part thereof; and it shall not be obligatory upon the purchaser or purchasers at any such sale to see to the application of the purchase money. If a release deed is required, Grantor hereby agrees to pay all the expenses thereof.

IN TRUST HOWEVER, FOR THE PURPOSE OF SECURING, unto Beneficiary, its successors and assigns in such order of priority as Beneficiary may elect, all now existing and hereafter arising obligations, liabilities and indebtedness of Grantor, any of its Subsidiaries or any other Obligor to any Lender or the Beneficiary of every kind and description arising under this Deed of Trust, the Credit Agreement, the other Credit Documents or by operation of law in connection therewith, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, whether arising before, during or after the initial or any renewal term of the Credit Agreement, or after the commencement of any case with respect to Grantor under the United States Bankruptcy Code or any similar statute and whether incurred by Grantor as principal, surety, endorser, guarantor or otherwise, and including, without limitation, all principal, premium, interest, reimbursement obligations under Financial Hedge Agreements provided by a Lender (or an Affiliate of a Lender) at the time of issuance thereof, amounts provided for in Sections 3.3 and 9 of the Credit Agreement and other fees, charges, indemnities, commissions, costs, expenses, and attorneys’ and accountants’ fees and expenses in connection with any of the foregoing (collectively referred to as the “Obligations”), including, but not limited to, (a) obligations, liabilities and indebtedness evidenced by, arising under or related to the Notes due 2005, dated of even date herewith, issued by Grantor in accordance with the Credit Agreement and payable to the order of Lenders, in the original principal amount of $15,500,000 (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, substituted for or replaced, the “Notes”), (b) the Credit Obligations and (c) all amounts referred to in Section 3.2 hereof.

PROVIDED, HOWEVER, that if Grantor shall pay or cause to be paid to the Beneficiary all of the Obligations, including the principal and interest, and any fees, charges, costs or expenses related thereto, to become due thereupon at the time and in the matter stipulated therein, and shall satisfy and perform all covenants contained in the Credit Documents then, in such case, the estate, right, title and interest of Trustee in the Mortgaged Property shall cease, determine and become void, and upon proof being given to the satisfaction of Trustee that the Obligations have been indefeasibly paid and satisfied, Trustee or Beneficiary, as the case may be, shall, upon the receipt of the written request of Grantor and at Grantor’s cost and expense, cancel, release and discharge this Deed of Trust.

ARTICLE 1.
REPRESENTATIONS, WARRANTIES AND COVENANTS

Grantor hereby unconditionally represents, warrants and covenants with and to Trustee and Beneficiary as follows (which representations, warrants and covenants have been and will continue to be relied upon by Beneficiary in making loans and providing other financial accommodations to Grantor under the Credit Documents):

1.1                                 Performance of Credit Documents.  Grantor shall perform and observe and shall comply with all provisions of this Deed of Trust and the other Credit Documents.

1.2                                 General Representations, Warranties and Covenants.  Grantor represents, warrants and covenants that:

(a)           Grantor is seized of an indefeasible estate in fee simple in, and has good and absolute title to, the Land and has a good, merchantable and insurable leasehold estate in the Interests, and has good right, full power and lawful authority to mortgage and pledge the same  as provided herein and Beneficiary may at all times peaceably and quietly enter upon, hold, occupy and enjoy the Mortgaged Property in accordance with the terms hereof;

(b)           the Mortgaged Property is free and clear of all liens, encumbrances and easements whatsoever except: (i) the liens permitted under Section 6.7 of the Credit Agreement and (ii) those liens, encumbrances and easements described in Exhibit B, attached hereto and made a part hereof (the “Permitted Encumbrances”), which liens, encumbrances and easements do not interfere with the use of the Mortgaged Property or the ordinary conduct of Grantor’s business as presently, or proposed to be, conducted thereon and do not impair the value of the affected property;

(c)           Grantor will maintain and preserve the lien of this Deed of Trust as a first and prior lien, subject only to the Permitted Encumbrances, until the obligations secured hereby have been indefeasibly paid in full;

(d)           this Deed of Trust is a valid and binding obligation enforceable in accordance with the terms contained herein, and the execution and delivery hereof does not contravene any contract or agreement to which Grantor is a party or by which Grantor or any of its properties may be bound and does not contravene any law, order, decree, rule or regulation to which Grantor or its assets and properties (including, but not limited to, the Mortgaged Property) is subject;

(e)           all costs arising from construction of any improvements and the purchase of all equipment located on the Mortgaged Property have been paid, except to the extent any such equipment is purchased subject to any lien permitted hereunder or under any of the other Credit Documents;

(f)            electric, gas, sewer, water facilities and any other necessary utilities are as of the date hereof, available in sufficient capacity to service the Mortgaged Property satisfactorily and Grantor shall at all times hereafter take any action required to cause such utilities to be available in sufficient capacity to service the Mortgaged Property satisfactorily, and any easements necessary to the furnishing of such utility service to Grantor have been obtained; and

(g)           the representations, warranties and covenants made by Grantor and each guarantor of the Obligations (said guarantors being hereinafter referred to jointly and severally as the “Guarantors”) in the Credit Documents are incorporated herein by reference and made a part hereof.

1.3                                 Representations, Warranties and Covenants with Respect to Master Leases.

(a)           Grantor represents, warrants and covenants that:

(i)            Grantor will promptly pay when due and payable the fees, royalties, rentals, additional rentals and other charges provided for under the terms and provisions of the Master Leases;

(ii)           Grantor will promptly perform and observe all of the terms, covenants and conditions required to be performed and observed by Grantor under the Master Leases, within the grace periods provided in the Master Leases or such lesser grace periods as are provided in this Deed of Trust, and will do all things necessary to preserve and to keep unimpaired its rights under the Master Leases and Grantor will enforce the obligations of the lessor under the Master Leases, to the extent that Grantor may enjoy all of the rights granted to it under the Master Leases;

(iii)          Grantor will promptly notify Beneficiary of any default by Grantor in the performance and observance of any of the terms, covenants or conditions on the part of Grantor to be performed or observed under the Master Leases;

(iv)          Grantor will: (A) promptly notify Beneficiary of the receipt by Grantor of any notice from the lessor under the Master Leases pursuant to the provisions thereof; and (B) promptly cause a copy of each such notice received by Grantor from any lessor under the

Master Leases to be delivered to Beneficiary;

(v)           Grantor will not, without the prior consent of Beneficiary, terminate, cancel, modify, supplement or surrender or suffer or permit any termination, modification or surrender of the Master Leases and will not subordinate or consent to the subordination of the Master Leases to any mortgage on the lessor’s interest in the property demised by the Master Leases; provided, however, that notwithstanding the foregoing, prior to the occurrence of an Event of Default or an act, condition or event which with notice or passage of time (or both) would constitute an Event of Default, Grantor may modify the Master Leases from time to time provided, however, that (A) such modifications do not adversely affect the rights or materially increase the obligations or liabilities of Grantor or any site thereunder or of the holder of any mortgage on the leasehold estate created by the Master Leases, and (B) a true copy of such modification is promptly delivered to Beneficiary, and, provided, further, that, Grantor hereby assigns to Beneficiary, as additional collateral for repayment of the Obligations, all of Grantor’s rights and privileges as lessee under the Master Leases to terminate, cancel, surrender, modify, change, supplement, extend, renew or amend the Master Leases, and any such termination, cancellation, surrender, modification, change, supplement, extension, renewal or amendment of the Master Leases without the prior written consent of Beneficiary (except as hereinabove provided) shall, at Beneficiary’s option, be void and of no force and effect;

(vi)          Grantor will, within ten (10) days after demand from Beneficiary, obtain from the lessors under the Master Leases and deliver to Beneficiary a certificate that the Master Leases are unmodified and in full force and effect and the date to which the fees, royalties, rentals, additional rentals and other charges payable thereunder have been paid, and stating whether to the lessor’s knowledge Grantor is in default in the performance of any covenants, agreements or conditions contained in the Master Leases and, if so, specifying such default;

(vii)         the Master Leases are valid and in full force and effect in accordance with their terms without modification and no default under the Master Leases has occurred and is continuing;

(viii)        the execution and delivery of this Deed of Trust is permitted under the Master Leases;

(ix)           promptly upon the request of Beneficiary, Grantor shall deliver to Beneficiary true, correct and complete copies of all of the Master Leases;

(x)            as of the date hereof, all of the fees, royalties, rentals, additional rentals and other charges payable under the Master Leases prior to the date hereof have been paid;

(xi)           in no event shall Grantor do or permit to be done, or omit to do or permit the omission of, any act or thing that would constitute grounds for the impairment, forfeiture or termination of any Interests (in whole or in part) or in Grantor’s use thereof, which in Beneficiary’s determination is beneficial to the operation of Grantor’s business; and

(xii)          if the term of any of the Master Leases is scheduled to expire prior to the payment in full of the Obligations and all interest and other charges thereon and Grantor has the option to renew such term, Grantor shall effectively exercise such option and deliver to Beneficiary proof of such exercise, at least thirty (30) days before the expiration of the period during which such option may be exercised, and Grantor hereby irrevocably appoints Beneficiary as its attorney-in-fact, coupled with an interest to exercise any such options within such thirty (30) day period if Beneficiary has not theretofore exercised same.

(b)           Grantor shall, upon written request of Beneficiary, cause each fee owner of the Interests (including, without limitation, the State of Missouri and the federal government, as applicable) to be properly notified in writing of the assignment made or proposed to be made hereby and has obtained or shall obtain, from each such owner whose consent is required, a consent to assignment in a form satisfactory to Beneficiary.

(c)           No release or forbearance of any of Grantor’s obligations in respect of any of the Interests, pursuant to the related Master Lease or otherwise, to the extent any such release or forbearance would diminish or otherwise impair the security of the Mortgaged Property, shall release Grantor from any of its obligations under this Deed of Trust, including its obligations with respect to the payment or the performance of all of the applicable terms, provisions, covenants, conditions and agreements contained herein.

1.4           Compliance with Laws.  Grantor, at its cost and expense shall promptly comply with all laws, orders, rules and regulations of any and all governmental authorities and agencies having jurisdiction over the use or occupancy of any part of the Mortgaged Property or the construction of any and all improvements thereon, including without limitation, all building, zoning, environmental, safety and health and sanitation laws, orders, rules and regulations, subject to Section 1.8 hereof as to environmental matters. Grantor shall promptly comply with any and all requirements of any insurer of any portion of the Mortgaged Property and any and all rules and regulations of any insurance commission or board of fire underwriters having jurisdiction over the Mortgaged Property.  Grantor, at its cost and expense, shall procure and continuously maintain in full force and effect all permits, licenses and other authorizations required for construction of improvements, for any permitted use of the Mortgaged Property or any part thereof then being made and for the lawful and proper installation, operation and maintenance of the premises. Grantor shall not use or permit to be used any part of the Mortgaged Property for any unlawful, dangerous, noxious or offensive use or business and will not cause or maintain any nuisance on the Mortgaged Property. If Grantor receives notice from any Federal, State or other governmental authority that it is not in compliance with any such law, order, rule or regulation, Grantor will provide Beneficiary with a copy of such notice promptly, subject to Section 1.8 hereof as to environmental matters.

1.5                                 Taxes and Other Charges.

(a)           Taxes and Assessments.  Subject to the provisions of this Section 1.5, Grantor shall pay, or cause to be paid, promptly when due and before penalty or interest accrue thereon, all taxes, assessments, rates, dues, charges, fees, levies, fines, impositions, liabilities, obligations and encumbrances of every kind whatsoever, foreseen or unforeseen, ordinary or extraordinary, that now or at any time hereafter may be imposed, levied or assessed upon or against the Mortgaged Property or any part thereof, or upon or against this Deed of Trust or the Obligations secured hereby, or upon or against the interest of Beneficiary in the Mortgaged Property, as well as all income taxes, assessments and other governmental charges levied and imposed by the United States of America or any state, county, municipality or other taxing authority upon or against Grantor or in respect of the Mortgaged Property or any part thereof; provided, however, that Grantor may, at its expense, in good faith, by appropriate proceedings duly instituted and diligently prosecuted (including without limitation payment of the asserted tax or assessment under protest if such payment must be made in order to contest such tax or assessment), contest the validity, applicability or amount of any asserted tax or assessment. After written notice to Beneficiary, pending such contest, Grantor shall not be deemed in default hereunder if on or before the due date of the asserted tax or assessment Grantor establishes an escrow acceptable to Beneficiary in an amount estimated by Beneficiary in its sole discretion to be adequate to cover the payment of such tax or assessment with interest, costs and penalties and an additional sum to cover possible interest, costs and penalties (including for this purpose any escrow required to be established by Grantor under applicable law, to the extent Beneficiary shall determine that the amount of any such escrow is sufficient, in its sole discretion); and, if the amount of such escrow is thereafter insufficient to pay any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, Grantor shall pay such deficiency no later than the date such judgment becomes final.

(b)           Mechanic’s and Other Liens.  Grantor shall not permit any mechanic’s or other liens to be filed or to exist against the Mortgaged Property by reason of work, labor, services or materials supplied or claimed to have been supplied to, for or in connection with the Mortgaged Property or to Grantor or anyone holding the Mortgaged Property or any part thereof through or under Grantor; provided, however, that if any such lien shall at any time be filed, Grantor shall, within thirty (30) days after notice of the filing thereof but subject to the right of contest as set forth herein, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction, or otherwise, subject to Section 1.8 hereof as to environmental matters. Notwithstanding anything to the contrary contained herein, Grantor shall have the right, at its own expense and after written notice to Beneficiary, by appropriate proceedings duly instituted and diligently prosecuted, to contest in good faith the validity, applicability or amount of any such lien if Grantor establishes an escrow acceptable to Beneficiary in an amount estimated by Beneficiary in its sole discretion to be adequate to cover the payment of the amount being contested with interest, costs and penalties and an additional sum to cover possible interest, costs and penalties (including for this purpose any escrow required to be established by Grantor under applicable law, to the extent Beneficiary shall determine that the amount of any such escrow is sufficient, in its sole discretion); and, if the amount of such escrow is insufficient to pay any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, Grantor shall pay such deficiency no later than the date such judgment becomes final.

(c)           Taxes Affecting Beneficiary’s Interest.  If the federal, or any state, county, local, municipal or other, government or any subdivision of any thereof having jurisdiction, shall levy, assess or charge any tax (excepting therefrom any income tax on Beneficiary’s receipt of interest payments on the principal portion of the loan amounts), assessment, or imposition or other charge upon this Deed of Trust, the Obligations, or any of the other Credit Documents, the interest of Beneficiary in the Mortgaged Property, or any of the foregoing, or upon Beneficiary by reason of or as holder of any of the foregoing, or shall at any time or times require revenue or other stamps to be affixed to this Deed of Trust, the Obligations, or any of the other Credit Documents, Grantor shall pay all such taxes, assessments, impositions or other charges and stamps to or for Beneficiary as they become due and payable.

(d)           Tax Escrow.  Notwithstanding anything to the contrary contained herein, in order to secure the performance and discharge of Grantor’s obligations under this Section 1.5, but not in lieu of such obligations, Grantor, upon Beneficiary’s request at any time following (i) an Event of Default referred to in Section 8.1.1 or 8.1.5 through 8.1.12 of the Credit Agreement or (ii) an Event of Default referred to in Section 8.1.2 or 8.1.3 of the Credit Agreement and resulting from any failure by the Grantor or any of its Subsidiaries to comply with Section 6.1, 6.3, 6.5, 6.9, 6.15, 6.16, 6.18 or 6.21 of the Credit Agreement (each Event of Default described in the foregoing clause (i) or (ii) is referred to as a “Trigger Default”), shall pay over to Beneficiary an amount equal to one-twelfth (1/12th) of the next maturing annual taxes, assessments and charges (which charges for purposes of this paragraph shall include, without limitation, water and sewer rents) of the nature described in this Section 1.5 for each month that has elapsed since the last date to which such taxes, assessments and charges were paid; and Grantor shall, in addition, upon Beneficiary’s request, pay over to Beneficiary together with each installment on the Obligations sufficient funds (as estimated from time to time by Beneficiary in its good faith discretion) to permit Beneficiary to pay when due said taxes, assessments and charges. Upon Beneficiary’s request, Grantor shall also deliver to Beneficiary such additional monies as are required to make up any deficiencies in the amounts necessary to enable Beneficiary to pay such taxes, assessments and similar charges. Such deposits shall not be, nor be deemed to be, trust funds but may be commingled with the general funds of Beneficiary and no interest shall be payable in respect thereof. At any time on or after the occurrence of an Event of Default, Beneficiary may apply to the reduction of the Obligations secured hereby, in such manner as Beneficiary shall determine, any amount under this Section 1.5(d) remaining to Grantor’s credit. Grantor shall not be required to pay to Beneficiary any amounts in respect of taxes, assessments and charges under this subsection to the extent Beneficiary has previously received from Grantor amounts sufficient to pay the next maturing annual ad valorem taxes, assessments and charges.

(e)           No Credit Against the Obligations Secured Hereby.  Grantor shall not claim, demand or be entitled to receive any credit, against the principal or interest payable on the Obligations for so much of the taxes, assessments or similar impositions assessed against the Mortgaged Property or any part thereof or that are applicable to the Obligations secured hereby or to Beneficiary’s interest in the Mortgaged Property. No deduction shall be claimed from the taxable value of the Mortgaged Property or any part thereof by reason of the Obligations, this Deed of Trust or any other instrument securing the Obligations.

(f)            Insurance.

(i)            Grantor shall at its expense obtain for, deliver to, assign and maintain for the benefit of Beneficiary, during the life of this Deed of Trust, insurance policies in such amounts as Beneficiary may reasonably require, upon and relating to the Mortgaged Property against personal injury and death, loss by fire, vandalism and theft and such other insurable hazards, casualties and contingencies (including without limitation loss of rentals or business interruption), as are normally and usually covered by extended coverage, all risk policies in effect where the Mortgaged Property is located and such other risks as Beneficiary may specify from time to time and including flood insurance in the maximum amount of coverage available if the Mortgaged Property or any part thereof is in an area designated by the Department of Housing and Urban Development, the Federal Insurance Administration or other governmental agency as subject to special flood risks, whether pursuant to the Flood Disaster Protection Act of 1973, any successor statute or otherwise. Grantor shall pay promptly when due any premiums on such insurance policies and on any renewals thereof. The form of such policies and the companies issuing them shall be reasonably acceptable to Beneficiary. All such policies and renewals thereof shall be held by Beneficiary and shall contain a noncontributory standard mortgagee’s endorsement making losses payable to Beneficiary as its interests may appear. Not less than thirty (30) days prior to the expiration date of the insurance policies required to be maintained by Grantor, Grantor shall deliver to Beneficiary one or more certificates of insurance evidencing renewal of the insurance coverage required hereunder plus such other evidence of payment of premiums therefor as Beneficiary may request. In the event of loss, Grantor will give immediate written notice to Beneficiary and Beneficiary may make proof of loss if not made promptly by Grantor. In the event of the foreclosure of this Deed of Trust or any other transfer of title to the Mortgaged Property in extinguishment of the Obligations secured hereby, all right, title and interest of Grantor in and to all insurance policies and renewals thereof then in force shall pass to the purchaser or grantee. All such policies shall provide that (A) they shall not be subject to cancellation or substantial modification without at least thirty (30) days prior written notice to Beneficiary, (B) they shall not be invalidated as to any one insured by any act or neglect of any other insured and (C) the insurance carrier waives subrogation, if such waiver of subrogation can be obtained at rates which Beneficiary determines to be commercially reasonable.

(ii)           Pursuant to its rights granted hereunder in all proceeds from any insurance policies, Beneficiary is hereby authorized and empowered (but not obligated), to act as attorney-in-fact at its option in obtaining and adjusting, settling or compromising any loss under any insurance policies on the Mortgaged Property. Beneficiary is hereby authorized and empowered (but not obligated) to collect and receive the proceeds from any insurance policies on the Mortgaged Property. Each insurance company is hereby authorized and directed to make payment for all such losses directly to Beneficiary alone and not to Grantor and Beneficiary jointly. After deducting from such insurance proceeds any reasonable expenses incurred by Beneficiary in the collection or handling of such funds, at its option, Beneficiary may apply the net proceeds received at any time either to the costs of repair or replacement of any of the Mortgaged Property and/or to payment of any of the Obligations, whether or not due, in any order and in such manner as Beneficiary, in its sole discretion, may determine.

(iii)          In order to secure the performance and discharge of Grantor’s obligations under this Section 1.5(f), but not in lieu of such obligations, Grantor, upon Beneficiary’s request at any time following a Trigger Default, shall pay over to Beneficiary an amount equal to one-twelfth (1/12th) of the next maturing annual insurance premiums for each month that has elapsed since the last date to which such premiums were paid; and Grantor shall, in addition, upon Beneficiary’s request, pay over to Beneficiary sufficient funds (as estimated from time to time by Beneficiary in its good faith discretion) to permit Beneficiary to pay said premiums when due. Such deposits shall not be, nor be deemed to be, trust funds but may be commingled with the general funds of Beneficiary, and no interest shall be payable in respect thereof. Upon Beneficiary’s request, Grantor shall also deliver to Beneficiary such additional monies as are necessary to make up any deficiencies in the amounts necessary to enable Beneficiary to pay such premiums when due. Grantor shall not be required to pay to Beneficiary any amounts in respect of insurance premiums under this subsection to the extent Beneficiary has previously received from Grantor amounts sufficient to pay the next maturing annual insurance premiums.

(g)           Non-Impairment of Beneficiary’s Rights.  Nothing contained in either of Section 1.5(d) or Section 1.5(f)(iii) shall be deemed to affect any right or remedy of Beneficiary under any provision of this Deed of Trust, the other Credit Documents, or of any statute or rule of law to pay any amount required to be paid by Section 1.5(a) and 1.5(f) and to add the amount so paid to the Obligations hereby secured. The arrangements provided for in Sections 1.5(d) and 1.5(f)(iii) are solely for the added protection of Beneficiary. In the event Beneficiary elects to apply any amounts paid to it by or on behalf of Grantor pursuant to Section 1.5(d) or Section 1.5(f)(iii) hereof in respect of taxes or insurance premiums (but not any amounts established as reserves by Beneficiary) to the Obligations, Beneficiary shall notify Grantor of such election in a timely manner.

1.6           Condemnation.  Grantor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any portion thereof, shall notify Beneficiary that such proceedings are pending. Beneficiary shall be entitled to all compensation awards, damages, claims, rights of action and proceeds of, or on account of, any damage or taking through condemnation and is hereby authorized, at its option to commence, appear in and prosecute in its own or Grantor’s name any action or proceeding relating to any condemnation and to settle or compromise any claim in connection therewith. Beneficiary is hereby authorized to collect and receive said awards, damages and other proceeds and to give proper receipts and acquittances therefor. All such compensation awards, damages, claims, rights of action and proceeds, and any other payments or relief, and the right thereto, are included in the Mortgaged Property. After deducting therefrom all its reasonable expenses including reasonable attorneys’ fees and reasonable legal expenses, at its option, Beneficiary may apply the net proceeds received at any time either to the costs of replacement of any of the Mortgaged Property and/or to payment of any of the Obligations, whether or not then due, in any order and in such manner as Lender, in its discretion, may determine. Grantor agrees to execute such further assignments of any compensation awards, damages, claims, rights of action and proceeds as Beneficiary may reasonably require.  Notwithstanding any such condemnation, Grantor shall continue to pay interest, computed at the interest rate provided in the Credit Documents, on the entire unpaid principal amount thereof.

1.7                                 Care of Mortgaged Property.

(a)           Grantor shall preserve and maintain, or cause to be preserved and maintained, the Mortgaged Property including all appurtenances thereto in good repair and condition and in compliance with the requirements, if any, of any encumbrances permitted hereunder, at its own cost, and will from time to time make, or cause to be made, all repairs, replacements, renewals and payments necessary to continue to maintain the Mortgaged Property in such state of repair, condition and compliance. Grantor shall not permit, commit or suffer any waste, impairment or deterioration of the Mortgaged Property or of any part thereof, ordinary wear and tear excepted and except to the extent that the removal of minerals by Grantor in the ordinary course of its business may impair or reduce the value of the Mortgaged Property as a result of the removal of such minerals, subject to Section 1.8 hereof as to environmental matters.

(b)           Except as otherwise provided in this Deed of Trust, no part of the Mortgaged Property shall be removed, demolished or altered, without the prior written consent of Beneficiary and provided that such removal, demolition or alteration does not result in a material diminution in the value of the Mortgaged Property or any portion thereof, or impair the use of the remaining Mortgaged Property in any material respect, subject to Section 1.8 hereof as to environmental matters, except to the extent that the removal by Grantor of minerals from the Mortgaged Property in the ordinary course of the business of Grantor may result in the material diminution in the value of the Mortgaged Property. Grantor shall have the right, without such consent, to remove and dispose of free from the lien of this Deed of Trust any part of the Mortgaged Property as from time to time may become worn out or obsolete provided that, either simultaneously with or prior to such removal, any such property shall be replaced with other property of equal utility and of a value at least equal to that of the replaced equipment when first acquired and free from any security interest of any other person, except to the extent any property is purchased subject to liens otherwise permitted hereunder or under the other Credit Documents. Any such substituted property shall be deemed to be part of the Mortgaged Property and shall be subject to the lien of this Deed of Trust.

(c)           Beneficiary or its representatives shall at all reasonable times have free access to and right of inspection of the Mortgaged Property upon prior notice to Grantor at all reasonable times prior to an Event of Default and at any time without notice to Grantor after an Event of Default.

(d)           Except as otherwise provided herein, if any part of the Mortgaged Property shall be lost, damaged or destroyed by fire or any other cause, Grantor shall give immediate written notice thereof to Beneficiary and shall promptly restore the Mortgaged Property to the equivalent of its condition immediately preceding such loss damage or destruction regardless of whether or not there shall be any insurance proceeds therefor. If all or a part of the Mortgaged Property shall be lost, physically damaged, or destroyed through condemnation, Grantor shall promptly restore, repair or alter the remaining property in a manner satisfactory to Beneficiary, except as Beneficiary may otherwise agree or if Grantor furnishes additional collateral acceptable to Beneficiary of equal or greater value than said Mortgaged Property prior to it being lost, physically damaged or destroyed. The removal of minerals by Grantor from the Mortgaged Property in the ordinary course of its business shall not constitute loss or damage to the Mortgaged Property for purposes of this Section 1.7.

1.8           Environmental Matters.  As long as any Credit Obligation remains outstanding, Grantor shall comply with all applicable obligations and covenants contained in the Environmental Compliance and Indemnity Agreement of even date herewith, executed by the Grantor and The Buick Resource Recycling Facility, LLC.

1.9           Further Assurances.  At any time and from time to time, as long as any Credit Obligation remains outstanding, upon Beneficiary’s reasonable good faith request, Grantor shall make, execute and deliver, or cause to be made, executed and delivered, to Beneficiary and where appropriate shall cause to be recorded or filed, and from time to time thereafter to be re-recorded and re-filed at such time and in such offices and places as shall be deemed desirable by Beneficiary, at Grantor’s cost and expense, any and all such further deeds of trust, deeds to secure debt, mortgages, security agreements, financing statements, instruments, notices of assignments, transfers and assurances (including without limitation any and all acts necessary to notify and obtain the consent of the State of Missouri (“Missouri”) and the Bureau of Land Management (the “BLM”) of the Federal government and any other governmental agency having jurisdiction with respect to the collateral assignment of the Interests pursuant to this Deed of Trust and to any subsequent assignment to a purchaser of such Interests at any public or private sale thereof pursuant to the terms of the Credit Documents) and other documents as Beneficiary shall from time to time require, for the better assuring, conveying, assigning, transferring, hypothecating, pledging, perfecting and confirming unto Trustee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Grantor may be or may hereafter become bound to convey or assign to Trustee or Beneficiary, or for carrying out the intention of or facilitating the performance of the terms of this Deed of Trust, or for filing, registering or recording this Deed of Trust or for subjecting any portion of the Mortgaged Property to the lien or security interest hereof with the priority required therefor hereunder. So long as any Credit Obligation remains outstanding, Grantor hereby irrevocably appoints Trustee and Beneficiary and each of them to be its attorney for and in its name and on its behalf for such purposes, and generally to use its name in the exercise of all or any of the powers hereby conferred on Trustee or Beneficiary with full power of substitution, and specifically to execute in its name and on its behalf all instruments, including assignments of the Interests, required to obtain the consent, approval or authorization of Missouri and the BLM and any other governmental agency having jurisdiction with respect to the collateral assignment of the Interests pursuant hereto. The power and authority hereby given and granted by Grantor to Trustee and Beneficiary shall be deemed coupled with an interest and shall not be revocable by Grantor.

1.10                           Security Agreements and Financing Statements.

(a)           Grantor (as Debtor) hereby grants to Beneficiary (as Secured Party) a security interest in and continuing lien upon all fixtures, machinery, appliances, equipment, furniture and personal property of every nature whatsoever constituting part of the Mortgaged Property.

(b)           Grantor shall execute any and all such documents, including without limitation, financing statements pursuant to the Uniform Commercial Code of Missouri, as Beneficiary may request, to preserve and maintain the priority of the lien created hereby on property which may be deemed personal property or fixtures, and shall pay to Beneficiary on demand any expenses incurred by Beneficiary in connection with the preparation, execution, authorization and filing of any such documents. Grantor hereby authorizes and empowers Beneficiary, on Grantor’s behalf, to execute, authenticate and file, in any manner permitted under the Uniform Commercial Code, including electronic filing, all financing statements and re-filings and continuations thereof as Beneficiary deems necessary or advisable to create, perfect, preserve and protect said lien. When and if Grantor and Beneficiary shall respectively become the Debtor and Secured Party in any Uniform Commercial Code financing statement affecting the Mortgaged Property, this Deed of Trust shall be deemed a security agreement as defined in said Uniform Commercial Code and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be (i) as prescribed herein and in the other Credit Documents, (ii) by general law, or (iii) as to such part of the security which is also reflected in said financing statement by the specific statutory consequences now or hereafter enacted and specified in the Uniform Commercial Code, all at Beneficiary’s election.

(c)           Grantor and Beneficiary agree that the filing of a financing statement in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing the express declaration and intention of the parties hereto, hereinabove stated, that everything used in connection with the production of income from the Mortgaged Property and/or adapted for use therein and/or which is described or reflected in this Deed of Trust is, and at all times and for all purposes and in all proceedings both legal or equitable, shall be regarded as part of the real estate encumbered by this Deed of Trust irrespective of whether (i) any such item is physically attached to the Improvements, (ii) serial numbers are used for the better identification of certain equipment items capable of being thus identified in a recital contained herein or in any list filed with Beneficiary, or (iii) any such item is referred to or reflected in any such financing statement so filed at any time. Similarly, the mention in any such financing statement of (A) rights in or to the proceeds of any fire and/or hazard insurance policy, or (B) any award in eminent domain proceedings for a taking or for loss of value, or (C) Grantor’s interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Mortgaged Property, whether pursuant to lease or otherwise, shall never be construed as in anyway altering any of the rights of Beneficiary as determined by this instrument or impugning the priority of Beneficiary’s lien granted hereby or by any other recorded document, but such mention in the financing statement is declared to be for the protection of Beneficiary in the event any court or judge shall at any time hold with respect to (A), (B) and (C) that notice of Beneficiary’s priority of interest to be effective against a particular class of persons, including but not limited to the Federal government and any subdivisions or entity of the Federal government, must be filed in the Uniform Commercial Code records.

1.11         After-Acquired Mortgaged Property.  To the extent permitted by and subject to applicable law, the lien of this Deed of Trust will automatically attach, without further act, to all after-acquired property located in or on, or attached to, or used or intended to be used in connection with, or with the operation of, the Mortgaged Property or any part thereof.

1.12                           Expenses.

(a)           Grantor shall promptly pay all appraisal fees, environmental assessment and audit fees, recording fees, taxes, brokerage fees and commissions, abstract fees, title policy fees, escrow fees, attorneys’ and paralegals’ fees and expenses, court costs, and all other costs and expenses of every character which have been incurred or which may hereafter be incurred by the Trustee or Beneficiary in connection with: (i) the preparation and execution of the Credit Documents; (ii) the funding of its loans; (iii) upon an Event of Default, preparation for enforcement of its Credit Documents, whether or not suit or other action is actually commenced or undertaken; (iv) enforcement of the Credit Documents; (v) court or administrative proceedings of any kind to which Beneficiary may be a party, either as plaintiff or defendant, by reason of the Credit Documents; (vi) preparation for and actions taken in connection with Beneficiary’s taking possession of the Mortgaged Property; (vii) negotiations with Grantor, Guarantors or any of their respective agents in connection with the existence or cure of any Event of Default; (viii) any proposed refinancing by Beneficiary of the Obligations secured hereby; (ix) the transfer of the Mortgaged Property in lieu of foreclosure; and (x) the approval by Beneficiary of actions taken or proposed to be taken by Grantor, Guarantors or other person or entity which approval is required by the terms of this Deed of Trust. Grantor shall, upon demand by Beneficiary, reimburse Beneficiary for all such expenses which have been incurred or which shall be incurred by it.

(b)           Grantor shall indemnify and hold harmless Beneficiary from and against, and reimburse it for, all claims, demands, liabilities, losses, damages, judgments, penalties, costs and expenses (including, without limitation, attorneys’ fees and legal expenses) (all of the foregoing, collectively, the “Indemnified Liabilities”) which may be imposed upon, asserted against, or incurred or paid by it by reason of, on account of or in connection with any bodily injury or death or property damage occurring in or upon or in the vicinity of the Mortgaged Property through any cause whatsoever or asserted against it on account of any act performed or omitted to be performed thereunder or on account of any transaction arising out of or in any way connected with the Mortgaged Property, or with this Deed of Trust; provided, however, that Grantor shall have no obligation hereunder to Beneficiary for that portion of any Indemnified Liabilities that is determined in a final non-appealable judgment by a court of competent jurisdiction to have been caused solely by the gross negligence or willful misconduct of Beneficiary.

(c)           All amounts, expenses, costs and liabilities incurred or arising under Paragraphs (a) and (b) of this Section 1.12 shall together be known as the “Expenses”.  If Grantor fails to pay any of the Expenses referred to in Section 1.12 (a), Beneficiary may pay any amount due under Section 1.12 (a) and add the amounts so paid to the Obligations hereby secured.  If Grantor fails to reimburse Beneficiary for any of the Expenses referred to in Section 1.12 (b), Beneficiary may add the amounts owing by Grantor under Section 1.12 (b) to the Obligations hereby secured.  Beneficiary shall notify Grantor of its election to exercise its rights under this Section 1.12 (c), in a timely manner.

1.13                           Transfer or Further Encumbrance of the Mortgaged Property.

(a)           Except as provided in and contemplated by the Asset Transfer Agreement, of even date herewith between Grantor and the Buick Resource Recycling Facility, LLC and in Sections 6.10 and 6.19 of the Credit Agreement, Grantor may not sell, convey, assign or otherwise dispose of all or any part of the Mortgaged Property.  In the event of any sale, conveyance, transfer, lease, pledge or further encumbrance of the Mortgaged Property or any interest in or any part of the Mortgaged Property, or any further assignment of rents (other than encumbrances subject to the right of Grantor to contest such encumbrances as permitted under Section 1.5 hereof and the Permitted Encumbrances), at Beneficiary’s option, Beneficiary may declare all Obligations of Grantor to be due and payable immediately without demand or notice.

(b)           In the event ownership of the Mortgaged Property, or any part thereof, becomes vested in a person, persons or an entity or entities other than Grantor, without the prior written approval of Beneficiary, Beneficiary may, without notice to the Grantor, waive such default and deal with such successor or successors in interest with reference to the Deed of Trust, and the Obligations in the same manner as with Grantor, without in any way releasing, discharging or otherwise affecting the liability of Grantor hereunder or the Obligations. No sale of the Mortgaged Property shall in any way whatsoever operate to release, discharge, modify, change or affect the original liability of Grantor herein, either in whole or in part, nor shall the full force and effect of this lien be altered thereby. Any deed conveying the Mortgaged Property, or any part thereof, shall, at Beneficiary’s option, provide that the grantee thereunder assumes all of the Grantor’s obligations under the Deed of Trust, the Obligations and all other instruments or agreements evidencing or securing the repayment of the Obligations. In the event such deed shall not contain such assumption, the grantee under such deed shall nevertheless be deemed to have assumed such obligations by acquiring the Mortgaged Property or such portion thereof subject to the Deed of Trust.

1.14                           Assignment of Rents and Leases.

(a)           Assignment.  For and in consideration of the sum of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the full, timely and indefeasible payment, performance and discharge of the Obligations, Grantor does hereby GRANT, BARGAIN, SELL and CONVEY absolutely unto Beneficiary the Leases and the Rents, subject only to the Permitted Encumbrances, if any, applicable thereto. It is the intent of the parties that no conflict exist between the absolute assignment contained in this Section 1.14 and the collateral conveyance contained in the granting clause of this Deed of Trust. However, if and to the extent any such conflict be perceived to exist as to the Leases or the Rents, such conflict shall be resolved in favor of the absolute assignment contained in this Section 1.14. The assignment contained herein shall be fully operative without any further action on the part of either party and specifically, Beneficiary shall be entitled, at its option, at any time on or after the occurrence of an Event of Default to all Rents and Leases, whether or not Beneficiary takes possession of such property. The foregoing provisions hereof shall constitute an absolute and present assignment of the Leases and Rents, subject, however, to the License (as defined below) given to Grantor provided for below; and the existence or exercise of such right of Grantor shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Grantor, and any such subsequent assignment by Grantor shall be subject to the rights of Beneficiary hereunder. Such assignment and grant shall continue in effect until the Obligations secured hereby are indefeasibly paid in full, the execution of this Deed of Trust constituting and evidencing the irrevocable consent of Grantor to the entry upon and taking possession of the Mortgaged Property by Beneficiary pursuant to such grant, whether or not foreclosure has been instituted. Neither the exercise of any rights under this Section 1.14 by Beneficiary nor the application of any Rents or other benefits to the Obligations secured hereby, shall cure or waive any default or notice of default hereunder or invalidate any act done pursuant hereto or to any such notice, but shall be cumulative of all other rights and remedies.

(b)           Additional Rights and Grantor’s Limited License.  Grantor hereby further grants to Beneficiary the right (i) to enter upon and take possession of the Mortgaged Property for the purpose of collecting the Rents and other benefits, (ii) to dispossess by the usual summary proceedings any tenant defaulting in the payment thereof to Beneficiary, (iii) to let the Mortgaged Property or any part thereof, and (iv) to apply Rents and other benefits, after payment of all necessary charges and expenses, on account of the Obligations secured hereby; provided, however, that Beneficiary hereby grants to Grantor a limited license (the “License”), nonexclusive with the rights of Beneficiary, to exercise and enjoy all incidences of ownership of the Leases and the Rents, including, without limitation, the right to collect, demand, sue for, attach, levy, recover and receive the Rents, so long as no Event of Default has occurred hereunder. Upon the occurrence of any such Event of Default, the License hereby given to Grantor shall terminate and such License shall not be reinstated upon a cure of such Event of Default without Beneficiary’s specific written consent.

(c)           Enforcement of Leases.

(i)            So long as the License is in effect, Grantor shall (A) duly and punctually perform and comply with any and all representations, warranties, covenants and agreements expressed as binding on it under any Lease, (B) maintain each of the Leases in full force and effect during the term thereof, (C) appear in and defend any action or proceeding in any manner connected with any of the Leases, (D) deliver to Beneficiary execution counterparts of all Leases promptly upon Beneficiary’s request, and (E) deliver to Beneficiary such further information, and execute and deliver to Beneficiary such further assurances and assignments, with respect to the Leases as Beneficiary may from time to time request.

(ii)           Without Beneficiary’s prior written consent, so long as the License is in effect, Grantor shall not (A) do or knowingly permit to be done anything to impair the value of any of the Leases, (B) accept deposits to exceed one (1) month’s rent for any one lessee, (C) collect any of the Rent more than thirty (30) days in advance of the time when the same becomes due under the terms of any Lease, (D) discount any future accruing Rent, (E) amend, modify or terminate any Lease or (F) assign or grant a security interest in or to the License or any of the Leases.

(d)           Remedies.  Upon or at any time after the occurrence of any Event of Default, Beneficiary, at its option and in addition to the remedies provided in Article 3 hereof, shall have the complete, continuing and absolute right, power and authority to terminate the License. Thereafter, Beneficiary shall have the exclusive right, power and authority (but not the obligation) regardless of whether a foreclosure sale of the remainder of the Mortgaged Property has occurred under this Deed of Trust, or whether Beneficiary has taken possession of the remainder of the Mortgaged Property or attempted to do any of the same (but not the obligation) to collect, demand, sue for, attach, levy, recover and receive any Rent, to give proper receipts, releases and acquittances therefor and, after deducting the expenses of collection, to apply the net proceeds thereof as a credit upon any portion of the Obligations selected by Beneficiary, notwithstanding that such portion selected may not then be due and payable or that such portion is otherwise adequately secured. Grantor hereby authorizes and directs any lessee of the Mortgaged Property to deliver any such payment to, and otherwise to attorn all other obligations under the Leases direct to, Beneficiary. Grantor hereby ratifies and confirms all that Beneficiary shall do or cause to be done by virtue of this Section 1.14. No lessee shall be required to inquire into the authority of Beneficiary to collect any rent, and any lessee’s obligation to Grantor shall be absolutely discharged to the extent of its payment to Beneficiary. No action referred to in this Section 1.14 taken by Beneficiary shall constitute an election of remedy.

(e)           No Obligation of Beneficiary.  Neither the acceptance by Beneficiary of the assignment granted in this Section 1.14, nor the granting of any other right, power, privilege or authority in this Section 1.14 or elsewhere in the Deed of Trust, nor the exercise of any of the aforesaid, shall (i) prior to the actual taking of physical possession and operational control of the Mortgaged Property by Beneficiary, be deemed to constitute Beneficiary as a “mortgagee in possession” or (ii) at any time thereafter, obligate Beneficiary (A) to appear in or defend any action or proceeding relating to the Leases, the Rents or the remainder of the Mortgaged Property, (B) to take any action hereunder, (C) to expend any money or incur any expenses or perform or discharge any obligation, duty or liability with respect to any lessee of the Mortgaged Property, (D) to assume any obligation or responsibility for any deposits which are not physically delivered to Beneficiary or (E) for any injury or damage to person or property sustained in or about the Mortgaged Property.

(f)            No Merger of Estates.  So long as any part of the Obligations secured hereby remain unpaid and undischarged, unless Beneficiary shall otherwise consent, the fee title to the Land and the leasehold estate in the Interests subject to the Master Leases shall not merge but rather shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, the lessor, or the lessee under the Master Leases or any third party by purchase or otherwise. Grantor further covenants and agrees that, in case it shall acquire the fee title, or any other estate, title or interest in the Land, the Interests or any part thereof, covered by the Master Leases, this Deed of Trust shall attach to and cover and be a lien upon such other estate so acquired, and such other estate so acquired by Grantor shall be considered as granted and released, assigned, transferred, mortgaged, pledged and set over unto Beneficiary and the lien hereof spread to cover such estate with the same force and effect as though specifically herein granted and released, assigned, conveyed, transferred, mortgaged, pledged and set over to Beneficiary, subject only to any liens or encumbrances then affecting such fee interest or other estate.

ARTICLE 2.
EVENTS OF DEFAULT

All obligations shall become immediately due and payable, without notice or demand, at the option of Beneficiary, upon the occurrence of any one or more of the Events of Default as defined in the Credit Agreement (each an “Event of Default” hereunder).

ARTICLE 3.
REMEDIES

3.1           Acceleration.  At any time on or after the occurrence of an Event of Default, Beneficiary may, at its option, declare the then unpaid principal balance of the Obligations, the accrued interest and any other Obligations to be immediately due and payable, without further notice, presentment, protest, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable, time being of the essence in this Deed of Trust.

3.2                                 Termination of License and/or Entry on Mortgaged Property.

(a)           At any time on or after the occurrence of an Event of Default, Beneficiary or Trustee, personally or by their agents or attorneys, may demand that Grantor shall forthwith surrender to Beneficiary the actual possession of all or any part of the Mortgaged Property, and/or terminate the License granted to Grantor in Section 1.14 hereof to receive the Rents and, to the extent permitted by law, enter and take possession of all or part of the Mortgaged Property or each and every part thereof without the appointment of a receiver, or an application therefor, and exclude Grantor and its agents and employees and all other persons and entities and property wholly therefrom, and have all necessary access to the books, papers, records and accounts of the Grantor.

(b)           If Grantor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Beneficiary, Beneficiary may obtain a judgment or decree conferring upon the Beneficiary the right to immediate possession or requiring Grantor to deliver immediate possession of the Mortgaged Property to Beneficiary, and Grantor hereby specifically covenants and agrees that Grantor shall not oppose, contest or otherwise hinder Beneficiary in any action or proceeding by Beneficiary to obtain such judgment or decree. Grantor shall pay to Beneficiary or Trustee, upon demand, all reasonable expenses of obtaining such judgment or decree, including reasonable compensation to Beneficiary or Trustee, their respective, its attorneys and agents and paralegals, and all such expenses and compensation shall, until paid, become part of the Obligations and shall be secured by the Deed of Trust.

(c)           Upon every such entering upon or taking of possession, Beneficiary or Trustee (as applicable) may hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof, and exercise all rights and powers of the Grantor with respect thereto as Beneficiary shall deem best and, from time to time, at the reasonable expense of the Grantor, (i) make all necessary or proper repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and maintain the Mortgaged Property and purchase or otherwise acquire additional fixtures, personalty and other property, complete the construction of any Improvements and make any changes to the Improvements as it may deem desirable, (ii) insure or keep the Mortgaged Property insured, (iii) manage and operate the Mortgaged Property and exercise all the rights and powers of Grantor to the same extent as Grantor could in its own name or otherwise act with respect to the same, and (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted to Beneficiary, all as Beneficiary from time to time may determine to be in its best interest. Whether or not Beneficiary or Trustee has obtained possession of the Mortgaged Property, upon the termination of the License, Beneficiary may collect, sue for and receive all the Rents and other issues, profits and revenues from the Mortgaged Property, including those past due as well as those accruing thereafter. Anything in the Deed of Trust to the contrary notwithstanding, Beneficiary shall not be obligated to discharge or perform the duties of the landlord to any tenant or lessee of the Mortgaged Property or incur any liability as the result of any exercise by Beneficiary of its rights under the Deed of Trust, and Beneficiary shall be liable to account only for the Rents actually received by Beneficiary.

(d)           Whether or not Beneficiary takes possession of the Mortgaged Property, at any time on or after an Event of Default, Beneficiary may make, modify, enforce, cancel or accept surrender of any Lease, remove and evict any lessee, increase or decrease Rents under any Lease, appear in and defend any action or proceeding purporting to affect the Mortgaged Property, and perform and discharge each and every obligation, covenant and agreement by Grantor contained in any Lease. Neither the entering upon and taking possession of the Mortgaged Property, nor the collection of any Rents and the application thereof as aforesaid, shall cure or waive any Event of Default theretofore or thereafter occurring, or affect any notice of an Event of Default hereunder or invalidate any act done pursuant to any such notice. Beneficiary shall not be liable to Grantor, anyone claiming under or through Grantor, or anyone having an interest in the Mortgaged Property, by reason of anything done or left undone by Beneficiary hereunder. Nothing contained in this Section 3.2 shall require Beneficiary to incur any expense or do any act. If the Rents are not sufficient to meet the costs of taking control of and managing the Mortgaged Property and/or collecting the Rents, any funds expended by Beneficiary for such purpose shall become Obligations of Grantor to Beneficiary secured by the Deed of Trust. Such amounts, together with interest at the default rate as set forth in the Credit Agreement (the “Default Rate”) and attorneys’ fees, if applicable, shall be immediately due and payable. Notwithstanding Beneficiary’s continuance in possession or receipt and application of Rents, Beneficiary shall be entitled to exercise every right provided for in the Deed of Trust, the Credit Documents or by law upon or after the occurrence of an Event of Default. Any of the actions referred to in this Section 3.2 may be taken by Beneficiary at such time as Beneficiary is so entitled, without regard to the adequacy of any security for the Obligations.

(e)           In the event that all interest, deposits and principal installments and other Obligations shall be paid and all Events of Default shall be cured, and as a result thereof Beneficiary surrenders possession of the Mortgaged Property to Grantor, the same rights herein given to Beneficiary shall continue to exist if any subsequent Events of Default shall occur.

3.3                                 Foreclosure, Sale and Other Remedies.

(a)           At any time on or after the occurrence of an Event of Default, Beneficiary or Trustee (as applicable), with or without entry, personally or by its or his agents or attorneys, may:  (i) sell the Mortgaged Property or any part thereof at one or more public sales, either in mass or in parcels, at public venue to the highest bidder for cash at the place customary for foreclosure sales in the County, first giving notice of such sale (as prescribed by statute) in a newspaper of common circulation published in the County and delivering a copy of said notice to Grantor and any person who has filed a request for notice, by United States mail, postage prepaid, certified or registered, return receipt requested, delivered to addressee only; and upon such sale, execute and deliver a deed or deeds conveying all estate, right, title and interest, claim and demand therein, and right of redemption thereof, at one or more sales as an entity or in parcels; and/or (ii) institute proceedings for the complete or partial foreclosure of this Deed of Trust; and/or (iii) upon application to a court of competent jurisdiction, Beneficiary shall be entitled as a matter of strict right without notice and without regard to the sufficiency or value of any security for the Obligations secured hereby or the solvency of any party bound for its payment, to appoint a receiver to take possession of and to operate the Mortgaged Property or any part thereof and to collect and apply the income, rents, issues, profits and revenues thereof.

The receiver shall have all of the rights and powers permitted under the laws of the state within which the Mortgaged Property is located. Grantor shall pay to Beneficiary upon demand all expenses, including receiver’s fees, attorneys’ fees, costs and agent’s compensation incurred pursuant to the provisions of this paragraph, to the extent permitted by law; and all such expenses shall be secured by this Deed of Trust; and/or (iv) take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in this Deed of Trust or the other Credit Documents, or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as the Beneficiary shall elect.

(b)           Upon the completion of any sale or sales made by Trustee under or by virtue of this Section, Trustee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Trustee is hereby appointed the true and irrevocable lawful attorney of Grantor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold, and for that purpose the Trustee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Grantor hereby ratifying and confirming all that its said attorney, or such substitute or substitutes, shall lawfully do by virtue hereof. This power of attorney shall be deemed to be a power coupled with an interest and not subject to revocation. Nevertheless, Grantor, if so requested by Trustee, shall ratify and confirm any such sale or sales by executing and delivering to Trustee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Trustee, for the purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this section whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights so sold, and shall be perpetual bar both at law and in equity against Grantor and against any and all persons claiming in equity against Grantor and against any and all person claiming or who may claim the same, or any part thereof from, through or under Grantor.

(c)           Trustee hereby lets the Mortgaged Property to Grantor until a sale is held under the foregoing provisions therefor, or until a default or defaults in any of the terms, covenants, and conditions of this Deed of Trust, the Credit Agreement or any of the other Credit Documents upon the following terms and conditions, to-wit: Grantor and every and all persons claiming or possessing the Mortgaged Property, or any part thereof, by, through, or under Grantor shall pay rent therefor during said term at the rate of one cent per month, payable monthly upon demand, and shall surrender immediate peaceable possession of the Mortgaged Property (and any and every part thereof) sold under the provisions of this Deed of Trust to the purchaser thereof under such sale, without notice or demand therefor, and shall and will at once, without notice, surrender up possession of the Mortgaged Property and every part thereof in the event Beneficiary shall take charge and enter as hereinbefore provided.

3.4           Remedies Cumulative, Concurrent and Nonexclusive.  Beneficiary shall have all rights, remedies and recourses granted in the Credit Documents and available at law or equity (including specifically those granted by the Uniform Commercial Code in effect and applicable to the Mortgaged Property, the Leases, or any portion thereof); and same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor, or others obligated under the Credit Documents, or against the Mortgaged Property, or against any one or more of them at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.

3.5           No Conditions Precedent to Exercise of Remedies.  Neither Grantor nor any other person or entity hereafter obligated for payment of all or any part of, or fulfillment of all or any of, the Obligations, shall be relieved of such obligation by reason of (a) the failure of Beneficiary to comply with any request of Grantor or of any other person or entity so obligated, or the failure of Beneficiary or any other person or entity to foreclose the Deed of Trust or to enforce any provisions of the other Credit Documents, (b) the release, regardless of consideration, of the Mortgaged Property or the addition of any other property to the Mortgaged Property, (c) any agreement or stipulation between any subsequent owner of the Mortgaged Property and Beneficiary extending, renewing, rearranging or in any other way modifying the terms of the Credit Documents without first having obtained the consent of, given notice to or paid any consideration to Grantor or such other person or entity, and in such event, Grantor and all such other persons and entities shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged, in writing, by Beneficiary, or (d) by any other act or occurrence, save and except the complete payment and the complete fulfillment of all of the Obligations.

3.6           Release of and Resort to Collateral.  Beneficiary may release, regardless of consideration, any part of the Mortgaged Property or other collateral for the Obligations without in any way impairing, affecting, subordinating or releasing the conveyance, lien or security interests created in or evidenced by the Credit Documents or the Deed of Trust or their stature as a first and prior security deed, lien or security interest in and to the Mortgaged Property or the other collateral granted under the Credit Documents. For payment of the Obligations, Beneficiary may resort to any security therefor held by Beneficiary in such order and manner as Beneficiary may elect.

3.7           Waiver of Appraisement, Valuation, etc.  Grantor agrees, to the full extent permitted by law, that, in case of an Event of Default on the part of Grantor hereunder, neither Grantor nor anyone claiming through or under Grantor will set up, claim or seek to take advantage of any moratorium, reinstatement, forbearance, appraisement, valuation, stay, extension, homestead, exemption, insolvency or redemption laws now or hereafter in force in order to prevent or hinder the enforcement or foreclosure of the Deed of Trust or the absolute sale of the Mortgaged Property, the delivery of possession thereof immediately after such sale to the purchaser at such sale, or the exercise of any other remedy hereunder; and Grantor, for itself and all who may to any extent that it may lawfully so do, waive the benefit of all such laws, and any and all right to have assets subject to the security interest of the Deed of Trust marshalled upon any foreclosure or sale under the power herein granted or a sale in inverse order of alienation.

3.8           Discontinuance of Proceedings.  In case Beneficiary or Trustee shall have proceeded to enforce any right, power or remedy under the Deed of Trust by foreclosure, entry or otherwise, or in the event Beneficiary or Trustee commences advertising of the intended exercise of the sale under power provided hereunder and such proceeding or advertisement shall have been withdrawn, discontinued or abandoned for any reason, or shall have been determined adversely to Beneficiary, then in every such case (a) Grantor or Trustee and Beneficiary shall be restored to their former positions and rights, (b) all rights, powers and remedies of Beneficiary and Trustee shall continue as if no such proceeding had been taken, (c) each and every Event of Default declared or occurring prior or subsequent to such withdrawal, discontinuance or abandonment shall be and shall be deemed to be a continuing Event of Default and (d) neither the Deed of Trust, nor any other Financing Agreement, nor the Obligations, shall be or shall be deemed to have been affected by such withdrawal, discontinuance, abandonment or adverse determination; and Grantor hereby expressly waives the benefit of any statute or law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the above.

3.9                                 Application of Proceeds.  At the option of Beneficiary the proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, operation or other use of, the Mortgaged Property or the Leases shall be applied to the extent that funds are so available therefrom in the following order of priority:

(a)           First, to the payment of the reasonable costs and reasonable expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation, (i) receivers’ fees, (ii) agent’s fees, (iii) court costs, (iv) attorneys’ and accountants’ fees, (v) costs of advertisements, and (vi) the payment of any and all taxes, liens, security interests or other rights, titles or interests equal or superior to the Deed of Trust;

(b)           Second, to the indefeasible payment and satisfaction in full of that portion of the Obligations relating to the Credit Obligations;

(c)           Third, to the indefeasible payment and satisfaction in full of all other Obligations;

(d)           Fourth, with the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

GRANTOR SHALL BE LIABLE FOR ANY DEFICIENCIES IN THE EVENT THE
PROCEEDS ARE NOT SUFFICIENT TO COVER ITEMS (a), (b) AND (c) ABOVE.

3.10                           Leases.

(a)           Beneficiary, at its option, is authorized to foreclose the Deed of Trust subject to the rights of any lessees of the Mortgaged Property, and the failure to make any such lessees parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Grantor, a defense to any proceedings instituted by Beneficiary to collect the Obligations.

(b)           In the event Beneficiary shall institute judicial proceedings to foreclose the lien hereof, and shall be appointed as a trustee in possession of the Mortgaged Property, Beneficiary during such time as it shall be trustee in possession of the Mortgaged Property pursuant to an order or decree entered in such judicial proceedings, shall have, and Grantor hereby gives and grants to Beneficiary, the right, power and authority to make and enter into leases of the Mortgaged Property or the portions thereof for such rents and for such periods of occupancy and upon such conditions and provisions as such trustee in possession may deem desirable, and Grantor expressly acknowledges and agrees that the term of any such lease may extend beyond the date of any sale of the Mortgaged Property pursuant to a decree rendered in such judicial proceedings; it being the intention of Grantor that while Beneficiary is a trustee in possession of the Mortgaged Property pursuant to an order or decree entered in such judicial proceedings, Beneficiary shall be deemed to be and shall be the attorney-in-fact of Grantor for the purpose of making and entering into leases of parts of portions of the Mortgaged Property for the rents and upon the terms, conditions and provisions deemed desirable to Beneficiary and with like effect as if such leases had been made by Grantor, as the owner in fee simple of the Mortgaged Property, free and clear of any conditions or limitations established by the Deed of Trust. The power and authority hereby given and granted by Grantor to Beneficiary shall be deemed to be coupled with an interest and shall not be revocable by Grantor.

(c)           The assignment and security interest herein granted shall not be deemed or construed to constitute Beneficiary as a trustee or mortgagee in possession of the Mortgaged Property, to obligate Beneficiary to lease the Mortgaged Property or attempt to do same, or to take any action, incur any expense or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

(d)           Beneficiary shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under the Leases or under or by reason of the Deed of Trust, and Grantor shall and does hereby agree to indemnify Beneficiary for and to hold Beneficiary harmless from any and all liability, loss or damage which it may or might incur under any of the Leases or under or by reason of the Deed of Trust and from any and all claims and demands whatsoever which may be asserted against it by reason of the Deed of Trust and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any of the Leases. Should Beneficiary incur any such liability, loss or damage under any of the Leases or under or by reason of the Deed of Trust or in the defense of any such claims or demands, the amount thereof, including all reasonable costs, reasonable expenses and reasonable attorneys’ fees, shall be secured hereby, and Grantor shall reimburse Beneficiary therefor immediately upon demand.

3.11         Purchase by Beneficiary.  Upon any foreclosure sale or sales of all or any portion of the Mortgaged Property under the power herein granted, Beneficiary may bid for and purchase the Mortgaged Property and shall be entitled, in lieu of paying cash therefor, to apply all or any part of the Obligations as a credit to the purchase price. Beneficiary, upon so acquiring the

Mortgaged Property, or any part thereof, shall be entitled to hold, lease, rent, operate, manage and sell the same in any manner provided by applicable laws.

3.12         Grantor as Tenant Holding Over.  In the event of any such foreclosure sale or sales under the power herein granted, Grantor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

3.13         Suits to Protect the Mortgaged Property.  Beneficiary shall have the power to institute and maintain such suits and proceedings as it may deem expedient (a) to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or constitute an Event of Default under the Deed of Trust, (b) to preserve or protect its interest in the Mortgaged Property and in the Leases and Rents arising therefrom, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the Mortgaged Property or be prejudicial to the interest of Beneficiary.

3.14         Proofs of Claim.  In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Grantor, its creditors or its property, Beneficiary, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Beneficiary allowed in such proceedings for the entire amount of the Obligations at the date of the institution of such proceedings and for any additional amount of the Obligations after such date.

ARTICLE 4.
MISCELLANEOUS

4.1           Survival of Obligations.  Each and all of the Obligations shall survive the execution and delivery of the Credit Documents, and the consummation of the loans and financial accommodations called for therein, and shall continue in full force and effect until the Obligations shall have been indefeasibly paid in full; provided, however, that nothing contained in this Section 4.1 shall limit the obligations of Grantor which are to continue after indefeasible payment in full of said Obligations where so stated in this Deed of Trust.

4.2           Notices.  All notices, requests and demands hereunder shall be in writing and shall be deemed to be given if given in writing (including by telecopy) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address or (b) in the case of a letter, five days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified:

if to Grantor:	The Doe Run Resources Corporation,
1801 Park 270 Drive
St. Louis, Missouri 63146-4040
Attn: Mr. Jeffrey Zelms – Vice Chairman, President and CEO

with a copy to:	The Renco Group, Inc.
30 Rockefeller Center
42nd Floor
New York, New York 10111
Attn: Mr. Roger L. Fay – CFO

if to Trustee:	Lisa M. Haines, Esq.
Polsinelli, Shalton & White
700 West 47th Street, Suite 1000
Kansas City, Missouri 64112-1805

with a copy to:	Collin J. Beecroft, Esq.
Ropes & Gray
One International Place
Boston, MA 02110-2624

if to Beneficiary:	Regiment Capital Advisors, L.L.C.
70 Federal Street
Boston, MA 02110
Attn: Timothy Peterson

with a copy to:	Collin J. Beecroft, Esq.
Ropes & Gray
One International Place
Boston, MA 02110-2624

4.3           No Waiver.

(a)           Any failure by Beneficiary to insist, or any election by Beneficiary not to insist, upon strict performance by Grantor of any of the terms, provisions or conditions of the Credit Documents shall not be deemed to be a waiver of same or of any other term, provision or condition thereof, and Beneficiary shall have the right at any time or times thereafter to insist upon strict performance by Grantor of any and all such terms, provisions and conditions. No delay or omission by Beneficiary to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such breach or Event of Default or acquiescence therein, and every right, power and remedy given by the Deed of Trust to Beneficiary may be exercised from time to time and as often as may be deemed expedient by Beneficiary. No consent or waiver, express or implied, by Beneficiary to or of any breach or Event of Default by Grantor in the performance of the Obligations of Grantor shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or any other Obligations of Grantor. Failure on the part of Beneficiary to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Beneficiary of its rights or impair any rights, powers, or remedies of Beneficiary.

(b)           No act or omission by Beneficiary shall release, discharge, modify, change or otherwise affect the original liability under the Deed of Trust or any Obligations of Grantor or any obligations of any subsequent purchaser of the Mortgaged Property or any part thereof, or any maker, co-signer, endorser, surety or guarantor, or preclude Beneficiary from exercising any right, power or privilege herein granted or intended to be granted (including, without limitation, Beneficiary’s right of foreclosure) in the event of any Event of Default then made or by any subsequent Event of Default or alter the security title, security interest or lien of the Deed of Trust, except as expressly provided in an instrument or instruments executed by Beneficiary. Without limiting the generality of the foregoing, Beneficiary may: (i) grant forbearance or an extension of time for the payment of all or any portion of the Obligations; (ii) take other or additional security for the payment of the Obligations; (iii) waive or fail to exercise any right granted; (iv) change any of the terms, covenants, conditions or agreements of the Deed of Trust; (v) consent to the filing of any map, plat or re-plat affecting the Mortgaged Property; (vi) consent to the granting of any easement or other right or subordinating the security title, security interest or lien hereof; or (viii) take or omit to take any action whatsoever with respect to the Deed of Trust, the Mortgaged Property or any document or instrument evidencing, securing or in any way relating to the Obligations; all without releasing, discharging, modifying, changing or affecting any such liability, or precluding Beneficiary from exercising any such right, power or privilege, or affecting the security title, security interest or lien of the Deed of Trust. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Mortgaged Property, Beneficiary, without notice, is hereby authorized and empowered to deal with any such vendee or the Obligations, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing and/or discharging any liabilities, Obligations or undertakings.

4.4           Covenants Running with the Land.  All Obligations contained in this Deed of Trust are intended by the parties to be, and shall be construed as, covenants running with the Mortgaged Property.

4.5           Successors and Assigns.  All of the terms of the Credit Documents shall apply to, be binding upon and inure to the benefit of the parties thereto, their permitted successors, assigns, heirs and legal representatives, and all other persons claiming by, through or under them.

4.6           Severability.  If any term of this Deed of Trust, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Deed of Trust, shall be valid and enforceable to the fullest extent permitted by law.

4.7           Substitute Trustee.  If Trustee shall die or become disqualified from acting in the execution of this trust, or be absent from the country or shall fail or refuse to execute the same when requested by Beneficiary to do so; or if, for any reason, Beneficiary shall prefer to appoint a substitute Trustee to act instead of the Trustee named herein, Beneficiary shall have full power to appoint, by recorded, written instrument, or other manner as provided by applicable law, a substitute Trustee, and, if necessary, several substitute Trustees in succession, who shall succeed to all the estate, rights, powers and duties of the original Trustee named herein. Such appointment may be executed by any authorized agent of Beneficiary; and if Beneficiary is a corporation and such appointment is executed in its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Grantor hereby agrees, in its behalf and in behalf of its heirs, executors, administrators, successors, personal representatives and assigns, that any and all statements of fact or other recitals made in any deed of conveyance given by the Trustee, with respect to the identity of Beneficiary, or with respect to the occurrence or existence of any Event of Default, or with respect to the acceleration of the maturity of any of the Obligations secured hereby, or with respect to the request to sell, the notice of sale, the giving of notice to all debtors legally entitled thereto, the time, place, terms and manner of sale, and receipt, distribution, and application of the money realized therefrom, or with respect to the due and proper appointment of a substitute Trustee, and, without being limited by the foregoing, with respect to any other act or thing having been duly done by the Beneficiary or by the Trustee hereunder, shall be taken by all courts of law and equity as prima facie evidence that the statements or recitals state facts and are without further questions to be so accepted, and Grantor hereby ratifies and confirms every act that Trustee or any substitute Trustee hereunder may lawfully do in the Premises by virtue hereof.

4.8           Business Loans.  Grantor covenants and agrees that the Obligations secured by this Deed of Trust, and the proceeds of such Obligations, are for business purposes only and that the loans and advances and other financing accommodations made under or pursuant to the Credit Agreement and the other Credit Documents are “business loans” within the meaning and scope of V.A.M.S. §§ 408.015(2) and 408.035.

4.9           Usury.  No provision of the Credit Documents secured hereby or of this Deed of Trust, or other loan documents issued in conjunction herewith shall be deemed to require payment or permit the collection of interest in excess of the maximum permitted by the applicable law. If any excess of the interest in such respect is provided in this Deed of Trust, the other Credit Documents, or in any other loan documents, the provisions of this Section 4.9 shall govern and no party obligated for the Obligations secured hereby shall be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law. If it is adjudicated that the fee or other charge related to the Obligations is interest, such fee or other charge so adjudicated to be interest shall be considered as interest for the life of the Obligations commencing from the date hereof and extending to the due date[s] of the Obligations secured hereby or any extension of such due date[s].

4.10         Future Advances Secured Hereby.  This Deed of Trust has been given and is intended to secure the full and prompt payment and performance of the Obligations and any renewal, extension, modification or replacement of any of the Obligations. With respect to

Future Advances, this Deed of Trust shall be governed by Section 443.055, Missouri Revised Statutes, and shall secure all Future Advances made hereunder and such Future Advances shall be entitled to the benefits of Section 443.055, Missouri Revised Statutes. The total principal amount of the Obligations which are secured hereby is $35,500,000 or such lesser amount as set forth in the Credit Agreement, plus interest, costs and expenses.

4.11         Waiver of Jury Trial.  Grantor hereby waives trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Deed of Trust or the other Credit Documents.

4.12         Assignment.  The Deed of Trust is assignable by Beneficiary and any assignment hereof by Beneficiary shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Beneficiary.

4.13         Counterparts.  The Deed of Trust may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument.

4.14         Applicable Law.  The Deed of Trust shall be governed by and construed according to the laws of the State of Missouri.

4.15         Subrogation.  If any or all of the proceeds of the loans and other financial accommodations made and extended under the Credit Documents have been used to extinguish, extend or renew any indebtedness heretofore existing against the Mortgaged Property, then, to the extent of such funds so used, the Beneficiary shall be subrogated to all of the rights, claims, liens, titles and interests heretofore existing against the Mortgaged Property to secure the indebtedness so extinguished, extended or renewed, and the former rights, claims, liens, titles and interests, if any, are not waived, but rather, are continued in full force and effect in favor of Beneficiary and are merged with the lien and security interest created herein as cumulative security for the repayment and satisfaction of the Obligations.

4.16         Conflicts: Credit Documents or Master Leases.  In the event of any conflict between the terms and provisions of this Deed of Trust and the Credit Agreement or in the event of any conflict between the terms and provisions of this Deed of Trust, to the extent the Mortgaged Property extends to personal property of the Grantor, and the other Credit Documents, the terms and provisions of the Credit Agreement or such other Credit Documents, as the case may be, shall control.

4.17         Headings.  The Article and Section entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles or Sections.

4.18         No Joint Venture.  Notwithstanding anything in any of the Credit Documents or in any other agreement or commitment to the contrary, neither the Credit Documents nor the transactions described in the Credit Documents nor the rights and obligations granted therein shall in any way create or contribute to the creation of a partnership or joint venture or similar arrangement between Grantor and Beneficiary.

4.19         Intercreditor Agreement.  This Deed of Trust is subject to the terms of an Intercreditor Agreement of even date herewith by and among Beneficiary, Congress Financial Corporation and Regiment Capital Advisors, L.L.C., as Trustee (the “Intercreditor Agreement”).  In the event of any inconsistency between the terms of this Agreement and the terms of the Intercreditor Agreement, the terms of the Intercreditor Agreement shall govern.

4.20         Concerning Beneficiary.

(a)           Beneficiary shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Deed of Trust and its duties hereunder, upon advice of counsel selected by it.

(b)           With respect to any of its rights and obligations as a Lender, Beneficiary shall have and may exercise the same rights and powers hereunder.  The term “Holders”, “Lender” or any similar term shall, unless the context clearly otherwise indicates, include Beneficiary in its individual capacity as a Lender.  Beneficiary may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Grantor or any entity related to or affiliated with Grantor to the same context as if Beneficiary were not acting as Collateral Agent.

(c)           If any item of Mortgaged Property also constitutes collateral granted to Beneficiary under any other mortgage, deed of trust, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions of this Deed of Trust and the provisions of such instrument of any type in respect of such collateral, Beneficiary, in its sole discretion, shall select which provision or provisions shall control.

(d)           Beneficiary has been appointed as collateral agent pursuant to the Credit Agreement.  The actions of Beneficiary hereunder are subject to the provisions of the Credit Agreement.  Beneficiary shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Mortgaged Property), in accordance with this Deed of Trust and the Credit Agreement.  Beneficiary may resign and a successor Beneficiary may be appointed in the manner provided in the Credit Agreement.  Upon the acceptance of any appointment as Beneficiary by a successor Beneficiary, that successor Beneficiary shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Beneficiary under this Deed of Trust, and the retiring Beneficiary shall thereupon be discharged from its duties and obligations under this Deed of Trust.  After any retiring Beneficiary’s resignation, the provisions of this Deed of Trust shall inure to its benefit as to any actions taken or omitted to be taken by it under this Deed of Trust while it was Beneficiary.

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IN WITNESS WHEREOF, the undersigned have caused this instrument to be signed and sealed as of the date first above written.

“GRANTOR”

THE DOE RUN RESOURCES CORPORATION

By:	/s/ Marvin Kaiser
	Print Name:	Marvin Kaiser
	Title:	Executive Vice President

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On this      day of October, 2002, before me appeared                                 to me personally known, who, being by me duly sworn did say that he is the                              of THE DOE RUN RESOURCES CORPORATION, and that the seal affixed to the foregoing instrument is the corporation seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said                                     acknowledged said instrument to be the free act and deed of said corporation acting with all power and authority to so bind the corporation.

In testimony whereof, I have hereunto set my hand and affixed my official seal the day and year first above written.

Notary Public

My Commission Expires:

[SEAL]

Exhibit A

[Attach Property Descriptions]

Exhibit B

Permitted Encumbrances

1.                                         All exceptions shown in Schedule B, Part 1 of the title insurance policy issued by First American Title Insurance Company to Beneficiary in connection with this Deed of Trust (the “Title Insurance Policy”), including, but not limited to, easements, rights of way, mineral rights and mineral rights reservations; and

2.                                         A possible overlapping of descriptions in the Parcel 87 (Reynolds County, Sweetwater Mine), Section 34, Township 31 North, Range 2 West.